Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Mesoblast Limited of our report dated August 31, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Mesoblast Limited’s Annual Report on Form 20-F for the year ended June 30, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Melbourne, Australia
April 16, 2024